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                                                                   Exhibit 10.27


                   AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT


         AMENDMENT, made and entered into as of October 6, 1995 by and between Monogram Credit Card Bank of Georgia, a Georgia banking corporation with its principal place of business at 7840 Roswell Road, Atlanta, Georgia 30350 ("Bank") and Filene's Basement, Inc., a Massachusetts corporation with its principal place of business at 40 Walnut Street, Wellesley, Massachusetts 02181 ("Filene's Basement").

                               W I T N E S S E T H


         WHEREAS, Bank and Filene's Basement are parties to a Credit Card Program Agreement dated as of July 20, 1995 (the "Program Agreement") pursuers to which Bank has agreed to extend credit to customers of Filene's Basement for the purchase of Merchandise at Stores subject to the terms and conditions set forth in the Program Agreement; and

         WHEREAS, it is the mutual desire of Bank and Filene's Basement that the Program Agreement be further amended in accordance with the terms and conditions hereafter set forth.

         NOW THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

1. Capitalized terms used herein which are not otherwise defined shall have the same meaning as in the program Agreement.

2. The definition of "GECC Account(s)" is deleted and substituted in its place is the following:

         "GECC Account(s)" means any Account originated by Filene's Basement and assigned to GE Capital pursuant to the terms of the Account Purchase Agreement, or any predecessor agreement, that meets certain credit and other criteria set by Bank in its discretion, except the following shall not constitute GECC Accounts for the purpose of this Agreement: (i) Accounts which have been written off by GE Capital prior to the Conversion Date, (ii) Accounts that are one hundred eighty (180) days or more past due, and (iii) Accounts where GE Capital has received notice prior to the Conversion Date that the Cardholder is deceased or shall have filed a petition under the Bankruptcy Code or similar state law, or had filed against it any such petition.

3. All references in Section 16.2 to "thirteen percent (13%)" or "13%" are deleted and substituted in their place shall be "sixteen percent (16%)" or "16%", respectively as the case may be.
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4.       Section 16.5 is amended by deleting the period at the end of the sentence and substituting in its place the following:

"and; provided further, that Filene's Basement will pay all costs associated with increasing the LOC from thirteen percent (13%) of Bank's reasonable estimate of the Aggregate Investment as of the end of the calendar year in which the LOC is scheduled to expire to sixteen percent (16%) of such amount and Bank's reimbursable amount under this Section in respect of the LOC shall be capped at two percent (2%) of the face amount of the LOC not to exceed thirteen percent (13%) at Bank's reasonable estimate of the Aggregate Investment as of the end of the calendar year in which the LOC is scheduled to expire."

5. The second sentence of Section 18.15 is deleted and substituted in its place is the following:


"To secure payment of and performance by Filene's Basement of any and all indebtedness, liabilities or obligations whatsoever of Filene's Basement to Bank, however arising, pursuant to this Agreement, including but not limited to liabilities and obligations that may be deemed to exist in the event of any recharacterization of any transactions contemplated hereby, Filene's Basement hereby grants to Bank a first priority continuing security interest in and to the following property or interests in property of Filene's Basement, whether now existing or hereafter created or acquired, together with the proceeds thereof: (i) all Accounts and Account Documentation which may from time to time become subject by this Agreement; (ii) Filene's Basement's books and records evidencing, securing or relating to Accounts; (iii) all deposits, credit balances and reserves on Bank's books relative to any Accounts; (iv) all proceeds of the foregoing."

6. Except as specifically provided herein, the terms and conditions of the Program Agreement shall continue in full force and effect and shall be binding in the parties hereto. Upon the execution of this Agreement, such reference in the Program Agreement to "this Agreement", "hereunder", "hereof, or words of like import, shall mean and be a reference to the Program Agreement as amended hereby. In the event of any conflict between the terms of the Program Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

7. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same mandatory instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.
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         IN WITNESS WHEREOF, Bank and Filene's Basement have executed this
Amendment as of the date first set forth above.


                                            FILENE'S BASEMENT, INC.

                                            By:      \s\ Steven Siegel
                                                     ---------------------------
                                                     Name:    Steven Siegel
                                                     Title:   E.V.P. & CFO


                                            MONOGRAM CREDIT CARD
                                            BANK OF GEORGIA


                                            By:      \s\ William Nutting
                                                     ---------------------------
                                                     Name:    William Nutting
                                                     Title:   Vice Chairman



Filene's Basement Corp., as guarantor of Filene's Basement's obligations under the Program Agreement, hereby approves the terms of this Amendment, and agrees that its Guaranty is not invalidated by this Amendment to the Program Agreement and that its Guaranty continues in full force and effect in accordance with its terms with respect to the program Agreement as so amended.

                                            FILENE'S BASEMENT CORP.


                                            By:      \s\ Steven Siegel
                                                     ---------------------------
                                                     Name:    Steven Siegel
                                                     Title:   E.V.P. & CFO